Exhibit 32.2

Certification of Chief Financial Officer Regarding Periodic Report Containing Financial

Statements Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Bruce W. Elder, the Vice President and Secretary of Crescent Financial Corporation, in compliance with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, (i) the Form 10-QSB filed by Crescent Financial Corporation (the “Issuer”) for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: August 12, 2003	By:	/s/ Bruce W. Elder
Bruce W. Elder Vice President and Secretary, Principal Financial Officer